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                                                                    EXHIBIT 23.2



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8, Registration No. 333-31700) pertaining to the 2000 Stock Option Plan of MSI Holdings, Inc. of our report, Registration No. 333-31726 dated September 28, 1999, except for Notes 1, 13, and 15, as to which the date is February 29, 2000, with respect to the consolidated financial statements of MSI Holdings, Inc. included in its Annual Report (Form 10-KSB/A) for the year ended March 31, 1999, filed with the Securities and Exchange Commission.


/s/ ERNST & YOUNG LLP


Austin, Texas
June 14, 2000